Exhibit 4.41

Certificate No. Common-___	CAESARS ENTERTAINMENT OPERATING COMPANY, INC. Incorporated under the laws of the State of Delaware ______________, 2014	*** ___ Shares *** Common Stock
Authorized Capital Stock: 1,375,000,000 Shares Common Stock: 1,250,000,000 Shares, par value $.01 per share Preferred Stock: 125,000,000, par value $.01 per share
THESE SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS DESCRIBED ON THE REVERSE HEREOF

THIS CERTIFIES THAT ____________________________ is the record holder of _____________** shares of Common Stock of Caesars Entertainment Operating Company, Inc., transferable only on the books of this Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.
This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of this Corporation and any amendments thereto, to all of which the holders of this certificate, by acceptance hereof, assent.
IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by its duly authorized officers this _____ day of ________________, 2014.

James T. Evans III Vice President and Assistant Treasurer	Eric Hession Senior Vice President and Treasurer

FOR VALUE RECEIVED, ___________________________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO _____________________________________________________________, SHARES REPRESENTED BY THE WITHIN CERTIFICATE, AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _______________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN-NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.
DATED __________________, _____

IN PRESENCE OF	IN PRESENCE OF
(Witness)	(Witness)
(Shareholder)	(Shareholder)

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (a) THE SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (b) THE SALE OR TRANSFER IS IN COMPLIANCE WITH RULE 144 UNDER THE ACT OR (c) THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY) STATING THAT THE SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.
A STATEMENT OF ALL OF THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS GRANTED TO OR IMPOSED UPON THE RESPECTIVE CLASSES AND/OR SERIES OF SHARES OF STOCK OF THE COMPANY AND UPON THE HOLDERS THEREOF MAY BE OBTAINED BY ANY SHAREHOLDER UPON REQUEST WITHOUT CHARGE AT THE PRINCIPAL OFFICE OF THE COMPANY.